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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial and Other Data" and to the use of our report dated March 2, 2001, in the Registration Statement and related Prospectus of RAM Energy, Inc. for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

Oklahoma City, Oklahoma
May 7, 2001